                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE OF 1934


                         INTERPLAY ENTERTAINMENT CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                    Delaware                         33-0102707
             -----------------------            -------------------
             (State of Incorporation               (IRS Employer
                 or Organization)               Identification No.)


             16815 Von Karman Avenue
                Irvine, California                     92606
     ----------------------------------------          -----
     (Address of Principal Executive Offices)        (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class               Name of each exchange on which
          to be so registered               each class is to be registered
          -------------------               ------------------------------
                 None                               Not applicable


Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Stock, $0.001 par value
                        ------------------------------
                               (Title of Class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registrant's Securities to be Registered.
        -------------------------------------------------------

          See "Description of Capital Stock" and "Shares Eligible for Future Sale" in the preliminary prospectus of the Registrant, incorporated by reference from the Registration Statement on Form S-1 of Registrant, Registration No. 333-48473, filed with the Securities and Exchange Commission on March 23, 1998.

Item 2. Exhibits
        --------

          The following documents included as exhibits, as indicated, to Registrant's Registration Statement on Form S-1, Registration No. 333-48473, filed with the Securities and Exchange Commission on March 23, 1998, are incorporated herein by reference.

                                                                        Form S-1
                                                                        Exhibit
                       Exhibit Description                               Number
                       -------------------                              --------

Amended and Restated Certificate of Incorporation of the Registrant       3.1

Bylaws of the Registrant, as currently in effect.                         3.2

Specimen Certificate of Common Stock.                                     4.1

Shareholders' Agreement among MCA, Inc., the Registrant and Brian
Fargo, dated March 30, 1994, as amended                                   4.2

Investors' Rights Agreement dated October 10, 1996, as amended, among the Company and holders of its Subordinated Secured Promissory
Notes and Warrants to Purchase Common Stock                               4.3
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                                   SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         INTERPLAY ENTERTAINMENT CORP.


Dated:  May 29, 1998                     By: /s/ CHRISTOPHER J. KILPATRICK
                                                 -----------------------------
                                                 Christopher J. Kilpatrick
                                                 President